SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 16, 2001
Date of report (Date of earliest event reported)

UNITED SHIPPING & TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Utah (State or Other Jurisdiction Of Incorporation)	000-28452 (Commission File Number)	87-0355929 (IRS Employer Identification No.)

9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442
(Address of Principal Executive Offices)

(952) 941-4080
(Registrant’s telephone number, including area code)

ITEM 5.     Other Events.

Pursuant to Rule 135c of the Rules and Regulations under the Securities Act of 1933, reference is made to the press release issued to the public by United Shipping & Technology, Inc. on February 16, 2001, relating to a proposed sale of unregistered securities, attached hereto as exhibit 99.1.

ITEM 7.     Financial Statements and Exhibits.

(c)	Exhibits.

                  Exhibit No.         Description

10.1	Form of Securities Purchase Agreement to purchase the Company’s Series D Convertible Preferred Stock
99.1	Press release dated February 16, 2001 relating to a proposed sale of unregistered securities

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 16, 2001	By /s/ Wesley C. Fredenburg Name: Wesley C. Fredenburg Title: Secretary and General Counsel

INDEX TO EXHIBITS

                  Exhibit No.         Description

10.1	Form of Securities Purchase Agreement to purchase the Company’s Series D Convertible Preferred Stock
99.1	Press release dated February 16, 2001 relating to a proposed sale of unregistered securities